SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ____________

                                   FORM 8-K/A

                                 Amendment No.1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                         June 24, 2002 (April 10, 2002)


                          CATEGORY 5 TECHNOLOGIES, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


      Nevada                            0-25463                 88-0367792
(State or Other Jurisdiction          (Commission              (IRS Employer
  of Incorporation)                    File Number)          Identification No.)



    2755 East Cottonwood Parkway, Suite 450, Salt Lake City, Utah       84124
    -------------------------------------------------------------       -----
           (Address of Principal Executive Offices)                  (Zip Code)




        Registrant's telephone number, including area code (801) 365-0455
                                                            -------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On April 10, 2002, Category 5 Technologies, Inc., a Nevada corporation ("Category 5"), entered into a Stock Purchase and Exchange Agreement (the "Exchange Agreement") by and among Category 5, CaptureQuest, Inc., a Utah corporation ("CaptureQuest"), and the shareholders of CaptureQuest. Pursuant to the terms of the Exchange Agreement, Category 5 acquired all of the outstanding capital stock of CaptureQuest in exchange for up to 3,105,769 shares of common stock of Category 5 (the "Exchange Shares").

         The Exchange Agreement is filed with this Current Report as Exhibit
2.1. The foregoing description of the acquisition of CaptureQuest by Category 5 is qualified in its entirety by reference to the full text of the Exchange Agreement attached hereto.

         Pursuant to the terms of the Exchange Agreement, Category 5 agreed to appoint one nominee selected by the former shareholders of CaptureQuest to the Board of Directors of Category 5. At a Category 5 Board Meeting on April 23, 2002, Tyler Thompson, CEO of CaptureQuest, was appointed a Director of Category
5. In addition, Category 5 has agreed to submit Mr. Thompson as a director to be elected to the Board of Directors at the next annual meeting of Category 5's stockholders.

         Pursuant to the Exchange Agreement, the Exchange Shares have been or will be distributed to the Shareholders in two tranches. In connection with the first tranche, on April 10, 2002, Category 5 delivered to the shareholders of CaptureQuest an aggregate of 2,105,769 Exchange Shares, a portion of which were provided certain registration rights pursuant to a registration rights agreement by and among Category 5, CaptureQuest and the former shareholders of CaptureQuest. In connection with the second tranche, 1,000,000 of the remaining Exchange Shares were placed in escrow to protect Category 5 against undisclosed liabilities, misrepresentations and breaches of warranties, covenants and agreements on the part of CaptureQuest, as discussed more fully below. Immediately prior to the acquisition of CaptureQuest, Category 5 had approximately 14,481,500 shares of common stock outstanding. As a result of the acquisition, the former shareholders of CaptureQuest collectively acquired approximately 20.3% of Category 5's outstanding shares of common stock.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 10, 2002, Category 5 acquired 100% of the issued and outstanding shares of capital stock of CaptureQuest pursuant to the terms of the Exchange Agreement. The acquisition of CaptureQuest was consummated following approval of the Exchange Agreement by the shareholders of CaptureQuest. As provided in the Exchange Agreement, the shareholders of CaptureQuest exchanged all outstanding capital stock of CaptureQuest for an aggregate of 3,105,769 shares of Category 5's common stock.

         Pursuant to the Exchange Agreement, the Exchange Shares have been or will be distributed to the Shareholders in two tranches. In connection with the first tranche, on April 10, 2002, Category 5 delivered to the shareholders of CaptureQuest an aggregate of 2,105,769 Exchange Shares, a portion of which were provided certain registration rights pursuant to a registration rights agreement by and among Category 5, CaptureQuest and the former shareholders of CaptureQuest. In connection with the second tranche, 1,000,000 of the remaining

Exchange Shares were placed in escrow to be released upon attainment by CaptureQuest of certain revenue and profitability targets, and to protect Category 5 against undisclosed liabilities, misrepresentations and breaches of warranties, covenants and agreements on the part of CaptureQuest. All or a portion of the Exchange Shares remaining in escrow on April 10, 2003, shall be released on that date subject to the following conditions:

         o In the event CaptureQuest realizes certain revenue and income benchmarks for the twelve months ended April 10, 2003, all Exchange Shares remaining in escrow on that date shall be released to the former CaptureQuest shareholders.

         o In the event CaptureQuest fails to satisfy such benchmarks, the number of Exchange Shares released from escrow will be adjusted depending upon the actual revenue and income realized by CaptureQuest during the twelve month period ended April 10, 2003.

         Pursuant to the Exchange Agreement, within 180 days following April 10, 2001, Category 5 must allocate $1,500,000 to CaptureQuest to be used for working and expansion capital.

         The purchase price for CaptureQuest (including the exchange ratio for the CaptureQuest common stock) was determined through arms-length negotiations between the parties. Category 5 financed the acquisition of CaptureQuest through the issuance of shares of Category 5's common stock, none of which shares have been registered with the Securities and Exchange Commission. At Effective Time of the acquisition, Tyler Thompson, the CEO of CaptureQuest, was a shareholder of Category of Category 5, but was not an officer or director of Category 5 and did not participate in any Board Meetings or internal meetings of Category 5 during which the transaction was discussed.

         The principal business of CaptureQuest prior to its acquisition by Category 5, was the development and marketing of software that enables the delivery of rich media information over the Internet. Following the acquisition of CaptureQuest by Category 5, Category 5 will continue to use the CaptureQuest assets to develop and market software that enables the delivery of rich media information over the Internet.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of the Business Acquired

         1. Balance sheet of CaptureQuest as of December 31, 2001 and 2000, together with report of independent public accountants.

         2. Statements of operations of CaptureQuest for the year ended December 31, 2001 and the period from March 22, 2000 (date of inception) through December 31, 2000.

         3. Statements of cash flows of CaptureQuest for the year ended December 31, 2001 and the period from March 22, 2000 (date of inception) through December 31, 2000.

         4. Statements of stockholders' (deficit) equity of CaptureQuest for the year ended December 31, 2001 and the period from March 22, 2000 (date of inception) through December 31, 2000.

(b)      Pro forma financial statements

         1.   Pro forma condensed balance sheet as of March 31, 2002.

         2. Pro forma condensed statement of operations for the nine months ended March 31, 2002.

         3. Pro forma condensed statement of operations for the year ended June 30, 2001.

         4.   Notes to the pro forma condensed financial statements.

(c) Exhibits: The following exhibits required to be attached hereto by Item 601 of Regulation S-K are incorporated herein by this reference:

Exhibit
Number                  Description
--------                -----------

2.1* Stock Purchase and Exchange Agreement by and among Category 5 Technologies, Inc., CaptureQuest, Inc. and the Shareholders of CaptureQuest, Inc., dated April 10, 2002.

99.1* Joint Press Release, issued April 10, 2002, by Category 5 Technologies, Inc. and CaptureQuest, Inc.

* Filed as an exhibit to the Registrant's current report on Form 8-K filed on April 24, 2002.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CATEGORY 5 TECHNOLOGIES, INC.


                                          /s/William Gibbs
Date:  June 24, 2002                     ---------------------------
                                          William Gibbs, CEO

CAPTUREQUEST, INC.
Financial Statements
December 31, 2001 and 2000

                                                              CAPTUREQUEST, INC.
                                                   Index to Financial Statements
--------------------------------------------------------------------------------


                                                                       Page
                                                                       ----

Independent Auditors' Report                                           F-2


Balance Sheet as of December 31, 2001 and 2000                         F-3


Statement of Operations for the periods ended
December 31, 2001 and 2000                                             F-4


Statement of Stockholders' (Deficit) Equity for the periods ended
December 31, 2001 and 2000                                             F-5


Statement of Cash Flows for the periods ended
December 31, 2001 and 2000                                             F-6


Notes to Financial Statements                                          F-8

--------------------------------------------------------------------------------

                                                    INDEPENDENT AUDITORS' REPORT





To the Shareholders of
CaptureQuest, Inc.


We have audited the balance sheet of CaptureQuest, Inc. as of December 31, 2001 and 2000 and the related statements of operations, stockholders' (deficit) equity, and cash flows for the year ended December 31, 2001 and for the period from March 22, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CaptureQuest, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from March 22, 2000 (date of inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.




                                                TANNER + CO.


Salt Lake City, Utah
June 7, 2002
                                                                             F-2


                                                                                            CAPTUREQUEST, INC.
                                                                                                 Balance Sheet

                                                                                                  December 31,
--------------------------------------------------------------------------------------------------------------

                                                                                 2001              2000
                                                                           ------------------------------------
             Assets
             ------
    Current assets:
         Cash and cash equivalents                                         $          27,779 $           7,612
         Trade receivables, net of allowance of $4,000 and $0,respectively            54,130             1,855
         Stock subscription receivable                                                     -            40,781
                                                                           ------------------------------------

                      Total current assets                                            81,909            50,248

    Property and equipment, net                                                      211,870            49,536

    Other assets                                                                      29,282             5,974
                                                                           ------------------------------------

                                                                           $         323,061 $         105,758
                                                                           ------------------------------------

    -----------------------------------------------------------------------------------------------------------

             Liabilities and Stockholders' (Deficit) Equity
             ----------------------------------------------

    Current liabilities:
         Accounts payable                                                  $          51,248 $          20,611
         Loan from shareholders                                                      174,423            20,790
         Accrued expenses                                                             23,189            29,630
         Deposit for unissued stock                                                  541,046                 -
         Capital lease obligation, current portion                                    94,365                 -
                                                                           ------------------------------------

                      Total current liabilities                                      884,271            71,031

    Capital lease obligation                                                         136,013                 -
                                                                           ------------------------------------

                      Total liabilities                                            1,020,284            71,031
                                                                           ------------------------------------

    Stockholders' (deficit) equity:
         Class A voting common stock, $0.001 par value, 75,000,000 shares authorized, 2,341,300 and 2,313,800
           shares issued and outstanding, respectively                                 2,341             2,314
         Class B non-voting common stock, $0.001 par value, 25,000,000
           shares authorized, 0 shares issued and outstanding                              -                 -
         Additional paid-in capital                                                  889,947           691,893
         Accumulated deficit                                                      (1,589,511)         (659,480)
                                                                           ------------------------------------

                      Total stockholders' (deficit) equity                          (697,223)           34,727
                                                                           ------------------------------------

                                                                           $         323,061 $         105,758
                                                                           ------------------------------------

---------------------------------------------------------------------------------------------------------------
See accompnay notes to financial statements.                                                                F-3


                                                                                           CAPTUREQUEST, INC.
                                                                                      Statement of Operations

-------------------------------------------------------------------------------------------------------------

                                                                                          Period From
                                                                                         March 22, 2000
                                                                                       (date of inception)
                                                                    Year Ended              through
                                                                    December 31,          December 31,
                                                                        2001                  2000
                                                                ---------------------------------------------

  Revenues                                                      $            746,706    $             35,413

  Cost of revenues                                                           131,525                  11,219
                                                                ---------------------------------------------

                Gross profit                                                 615,181                  24,194

  Selling, general and administrative expenses                             1,479,755                 683,089
                                                                ---------------------------------------------

                Loss from operations                                        (864,574)               (658,895)
                                                                ---------------------------------------------

  Other income:
       Interest expense                                                      (21,867)                      -
       Other expense                                                         (43,590)                   (585)
                                                                ---------------------------------------------

                Net loss before income taxes                                (930,031)               (659,480)

  (Provision) benefit for income taxes:
       Current                                                                     -                       -
       Deferred                                                                    -                       -
                                                                ---------------------------------------------

                                                                                   -                       -
                                                                ---------------------------------------------

                Net loss                                        $           (930,031)   $           (659,480)
                                                                ---------------------------------------------

  Weighted average shares, basic and diluted                               2,335,281               7,231,567
                                                                ---------------------------------------------

  Loss per share, basic and diluted                             $              (0.40)   $              (0.09)
                                                                ---------------------------------------------

-------------------------------------------------------------------------------------------------------------
See accompnay notes to financial statements.                                                              F-4

                                                                                              CAPTUREQUEST, INC.
                                                                     Statement of Shareholders' (Deficit) Equity

                                                                        Periods Ended December 31, 2001 and 2000
----------------------------------------------------------------------------------------------------------------

                                                       Class B
                              Class A voting          non-voting     Additional
                               Common Stock         Common Stock      Paid-In     (Accumulated
                          -------------------------------------------
                             Shares      Amount   Shares    Amount     Capital      Deficit)        Total
                           -------------------------------------------------------------------------------------

 Balance, March 22, 2000              - $        -      -   $      - $         - $             -    $         -

 Issuance of common
   stock upon exercise
   of stock                  14,437,500     14,437      -          -     129,938               -        144,375

 Issuance of common
   stock for services         5,420,000      5,420      -          -      (5,420)              -              -

 Issuance of common
   stock for cash             1,943,816      1,944      -          -     427,335               -        429,279

 Issuance of common
   stock for stock
   subscription receivable       33,984         34      -          -      40,747               -         40,781

 Cancellation of common
   stock pursuant to
   restructuring agreement  (19,521,500)   (19,521)     -          -      19,521               -              -

 Issuance of stock options
   to employees below
   fair market value                  -          -      -          -      79,772               -         79,772

 Net loss                             -          -      -          -           -        (659,480)      (659,480)
                           -------------------------------------------------------------------------------------

 Balance, December 31,
   2000                       2,313,800      2,314      -          -     691,893        (659,480)        34,727

 Issuance of common
   stock for cash                27,000         27      -          -      13,473               -         13,500

 Issuance of common
   stock for services               500          -      -          -         250               -            250

 Issuance of stock options
   to employees below
   fair market value                  -          -      -          -     184,331               -        184,331

 Net loss                             -          -      -          -           -        (930,031)      (930,031)
                           -------------------------------------------------------------------------------------

 Balance, December 31,
   2001                       2,341,300 $    2,341      -   $      - $   889,947 $    (1,589,511)   $  (697,223)
                           -------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
See accompnay notes to financial statements.                                                                 F-5

                                                                                         CAPTUREQUEST, INC.
                                                                                    Statement of Cash Flows

-----------------------------------------------------------------------------------------------------------

                                                                                         Period from
                                                                                         March 22, 2000
                                                                                       (date of inception)
                                                                       Year Ended           through
                                                                       December 31,       December 31,
                                                                           2001               2000
                                                                    ---------------------------------------
Cash flows from operating activities:
     Net loss                                                       $         (930,031)$          (659,480)
     Adjustments to reconcile net income to net
       cash used in operating activities:
         Depreciation and amortization                                          64,327               7,643
         Allowance for doubtful accounts                                         4,000                   -
         Options issued below fair market value                                184,331              79,772
         Stock issued for services                                                 250                   -
         Stock issued upon exercise of options                                       -             144,375
         (Gain) loss on sale of equipment                                      (14,018)                140
         Loss on capital lease                                                  55,358                   -
         Decrease (increase) in:
              Trade receivables                                                (56,275)             (1,855)
         (Decrease) increase in:
              Accounts payable                                                  30,637              20,611
              Accrued expenses                                                  (6,441)             29,630
                                                                    ---------------------------------------

                  Net cash used in operating activities                       (667,862)           (379,164)
                                                                    ---------------------------------------

Cash flows from investing activities:
     Purchases of property and equipment                                       (98,620)            (59,398)
     Proceeds from disposals of property and equipment                          19,507               2,079
     Other assets                                                              (23,308)             (5,974)
                                                                    ---------------------------------------

                  Net cash used in investing activities                       (102,421)            (63,293)
                                                                    ---------------------------------------

Cash flows from financing activities:
     Proceeds from shareholder loan, net                                       169,532              20,790
     Proceeds from capital lease                                                91,981                   -
     Payments on capital lease                                                 (66,390)                  -
     Deposit for unissued stock                                                541,046                   -
     Payment on stock subscription receivable                                   40,781                   -
     Sale of common stock                                                       13,500             429,279
                                                                    ---------------------------------------

                  Net cash provided by financing activities                    790,450             450,069
                                                                    ---------------------------------------

Net increase in cash and cash equivalents                                       20,167               7,612

Cash and cash equivalents, beginning of period                                   7,612                   -
                                                                    ---------------------------------------

Cash and cash equivalents, end of period                            $           27,779 $             7,612
                                                                    ---------------------------------------

-----------------------------------------------------------------------------------------------------------
See accompnay notes to financial statements.                                                            F-6

                                                                                         CAPTUREQUEST, INC.
                                                                                    Statement of Cash Flows
                                                                                                  Continued

-----------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information:

Interest paid                                                           $         22,298 $               -
Income taxes paid                                                                      -                 -
Equipment acquired under capital lease                                           149,429                 -
Equipment acquired under loan from shareholder                                    15,900                 -
Common stock issued for subscription receivable                                        -            40,781


-----------------------------------------------------------------------------------------------------------
See accompnay notes to financial statements.                                                            F-7

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                      December 31, 2001 and 2000

--------------------------------------------------------------------------------

1.   Summary of         Organization and Business Activity
     Significant        On March  22,  2000,  the  Company  was  organized  as a
     Accounting         corporation  within  the  State of Utah.  The  financial
     Policies           statements  herein reflect the operations of the Company
                        from inception on March 22, 2000 to December 31, 2000, and from January 1, 2001 to December 31, 2001.

                        The Company's primary business activity involves online and rich-media marketing communication, education and advertising using proprietary software to present and track its products and services.

                        Cash and Cash Equivalents
                        The Company considers all short-term instruments with an original maturity of three months or less to be cash equivalents.

                        Concentration of Credit Risk
                        The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        With respect to trade receivables, the Company does not require collateral, and the Company believes that it is not exposed to any significant credit risk.

                        Property and Equipment
                        Property and equipment, which includes equipment obtained by capitalized leases, are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets or the term of the related lease, whichever is shorter, as follows:

                                                                Years
                                                                -----
                           Computer hardware                      3
                           Furniture and equipment                7
                           Leasehold improvements                 3

--------------------------------------------------------------------------------

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1.   Summary of         Property and Equipment Continued
     Significant        Leasehold improvements are amortized over the shorter of
     Accounting         the term of the  related  leases  or  estimated  service
     Policies           lives.  Upon  sale or  retirement  of  assets,  cost and
     Continued          related  accumulated  depreciation or  amortization  are
                        removed from the balance sheet and the resulting gain or loss is reflected in operations.

                        Revenue Recognition
                        Revenues are recognized when the following four revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) services have been rendered and the customer approves final product; (3) the selling price is fixed or determinable; and (4) collectibility is reasonable assured. Amounts received prior to completion of services are recorded as deferred revenue.

                        Loss Per Share
                        Loss per share is calculated on the weighted average number of shares issued and outstanding. Diluted earnings per share are computed using the weighted average number of shares determined for the basic computations plus the number of shares of Common Stock that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share that were outstanding for the year. The Company experienced a net loss for the periods presented in the financial statements herein, and the effect of all contingently issuable shares is anti-dilutive.

                        Estimates
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions principally related to potential collections of receivables that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

--------------------------------------------------------------------------------

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

1.   Summary of         Fair Value of Financial Instruments
     Significant        The  Company's  financial  instruments  consist of cash,
     Accounting         receivables,  payables,  and loan from shareholder.  The
     Policies           carrying  amount of cash and  receivables  and  payables
     Continued          approximates  fair value due to the short-term nature of
                        these items. The loan from shareholder also approximates fair value based on evaluations of market interest rates and the short-term nature of the payable.


2.   Property and       Property  and   equipment   are   summarized   by  major
     Equipment          classifications as follows:

                                                December 31,    December 31,
                                                     2001          2000
                                                ------------    ------------
             Computer hardware                  $    225,547    $     45,483
             Furniture and fixtures                   43,580           8,917
             Leasehold improvements                    3,659               -
                                                ------------    ------------

                                                     272,786          54,400
             Less:  accumulated depreciation         (60,916)         (4,864)
                                                ------------    ------------
                                                $    211,870    $     49,536
                                                ============    ============

                        Depreciation expense for the periods ended December 31, 2001 and 2000 was $64,327 and $7,643, respectively.


3.   Related Party      Loans from Shareholders
     Transactions       During  2001  and  2000,  two of the  Company's  primary
                        shareholders  made advances to the Company.  At December
                        31, 2001 and 2000 the amount due to the shareholders was $174,423 and $20,790, respectively.

                        Office Lease
                        The Company lease office space from a related party under a three year lease agreement commencing September 1, 2001 (Note 5).


4.   Income Taxes       The  Company  provides  for  deferred  income  taxes  on
                        temporary  differences  which  represent  tax effects of
                        transactions   reported  for  tax  purposes  in  periods
                        different than for book purposes.

--------------------------------------------------------------------------------

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


4.   Income Taxes       The  provision  for income taxes results in an effective
     Continued          tax rate which differs from federal  income tax rates as
                        follows:

                                                  December 31,
                                       ------------------------------------
                                             2001              2000
                                       ------------------------------------

 Expected tax benefit at federal
   statutory rate                      $         316,000 $         224,000
 State income tax benefit, net of
   federal income tax benefit                     25,000            24,000
 Change in valuation allowance                  (341,000)         (248,000)
                                       ------------------------------------
 Income tax benefit                    $               - $               -
                                       ------------------------------------

                        The deferred income taxes consist of the following:

                                                  December 31,
                                       ------------------------------------
                                             2001              2000
                                       ------------------------------------

 Net operating loss carryforwards      $         590,000 $         247,000
 Other                                            (1,000)            1,000
 Valuation allowance                            (589,000)         (248,000)
                                       ------------------------------------

                                       $               - $               -
                                       ------------------------------------

                        The Company has net operating loss ("NOL") carryforwards at December 31, 2001 of approximately $1,580,000 which expire in years 2010 through 2021. The NOL carryforwards are limited to use against future taxable income due to changes in ownership and control.



5.   Commitments        Operating Leases
     and                The Company  leases  office  space from a related  party
     Contingencies      under a non-cancellable lease agreement. The term of the
                        lease is thirty-six months commencing on September 1, 2001 and terminating on August 31, 2004, and requires monthly lease payments ranging from $4,473 to $4,745 over the lease term.


--------------------------------------------------------------------------------
                                                                            F-11

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


5.   Commitments        Operating Leases - Continued
     and                Future  minimum lease payments  for the office space are
     Contingencies      as follows:
     Continued

                              Year                              Amount
                              ----                              ------

                              2002                          $     55,296
                              2003                                55,296
                              2004                                36,864
                                                            ------------

                              Total                         $    147,456
                                                            ------------

                        Rent expense for the periods ended December 31, 2001 and 2000 was $30,377 and $9,250, respectively.

                        Capital Lease
                        The Company entered into a long-term capital lease agreement during April 2001 for computer equipment. The agreement is a thirty six month lease ending March 2004 requiring monthly payments of $10,393. The equipment is recorded in property and equipment as follows at December 31, 2001:

                        Equipment cost                      $    149,429
                        Less accumulated amortization            (34,935)
                                                            ------------

                        Net book value                      $    114,494
                                                            ------------

                        Future minimum lease payments are as follows:

                        Year                                   Amount

                        2002                                $    124,719
                        2003                                     124,719
                        2004                                      26,496
                                                            ------------

                                                                 275,934

                        Less amount representing interest        (45,556)
                                                            ------------

                        Present value of minimum net
                           lease payments                        230,378

                        Less: current portion                    (94,365)
                                                            ------------

                        Capital lease obligation,
                           long-term                        $    136,013
                                                            ------------


--------------------------------------------------------------------------------
                                                                            F-12

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

6.   Restructuring      Management  of the Company  determined  during 2001 that
     Agreement          certain  shareholders and Board Members were not in full
                        agreement on certain policies and company direction. As a result, the Company and the certain shareholders and Board Members entered into a Restructuring Agreement wherein the Company received shares of common stock back from the certain shareholders and Board Members, and the Company retired the shares of common stock.



7.   Stock              2000 Stock Plan
     Compensation       The maximum aggregate number of shares of Class A voting
     Plans              common  stock  that may be  optioned  and sold under the
                        plan is 10,000,000, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2001, 2002, 2003 and 2004 equal to lesser of (i)
                        1,500,000 shares, (ii) three percent of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the Board of Directors shall determine. The 2000 Stock
                        Plan commenced April 1, 2000 and shall continue in effect for a term of ten years unless sooner terminated.

                        Nonstatutory Stock Options and Stock Purchase Rights may be granted to employees and consultants. Incentive stock options may be granted only to employees. The term of each option shall be the term stated in the respective option agreement, provided that the term shall be no more than ten years. In the case of an incentive stock option granted to a person who at the time of such grant is a ten percent shareholder or greater of the Company, then the term of such incentive stock option shall be no greater than five years.

                        The exercise price shall be determined by the plan's administrator, and shall range from 85% to 110% of the fair market value per share of the Company's common stock, depending on the type of stock option and grantee. The options shall become exercisable at a rate of at least 20% per year over five years from the date of grant. The options are exercisable up to three months after termination of status as an employee or consultant.

                        In the event of a corporate transaction or change of control, the successor corporation shall substitute an equivalent option or right unless the successor corporation does not agree to such assumption, and any outstanding options or rights shall terminate upon consummation of the transaction. However, if the successor corporation does not agree to such assumption, then each option and right shall accelerate and shall become exercisable in full.

--------------------------------------------------------------------------------
                                                                            F-13

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



7.   Stock              A schedule of the options to purchase  shares of Class A
     Compensation       voting common stock is as follows:
     Plans
     Continued

                                             Number of            Price Per
                                              Options               Share
                                      ----------------------------------------
      Outstanding at:
           March 22, 2000 (inception)                 -     $               -
           Granted                            19,091,280          0.001 - 0.50
           Exercised                         (14,437,500)                 0.01
           Expired                                    -                     -
                                      ----------------------------------------

      Outstanding at:
           December 31, 2000                   4,653,780          0.001 - 0.50
           Granted                               210,000           0.01 - 0.50
           Exercised                                  -                     -
           Canceled                             (250,000)                 0.10
           Expired                                    -                     -
                                      ----------------------------------------

      Outstanding at:
         December 31, 2001                     4,613,780    $     0.001 - 0.50
                                      ----------------------------------------

                        A schedule of the options to purchase shares of Class B non voting common stock is as follows:

                                           Number of            Price Per
                                           Options               Share
                                      ----------------------------------------
      Outstanding at:
           March 22, 2000 (inception)                 -     $               -
           Granted                             3,162,500                  0.10
           Exercised                                  -                     -
           Expired                                    -                     -
                                      ----------------------------------------

      Outstanding at:
           December 31, 2000                   3,162,500                  0.10
           Granted                                    -                     -
           Exercised                                  -                     -
           Canceled                                   -                     -
           Expired                            (3,162,500)                 0.10
                                      ----------------------------------------

      Outstanding at:
           December 31, 2001                          -     $               -
                                      ----------------------------------------


--------------------------------------------------------------------------------
                                                                            F-14

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

8.   Stock-Based        The   Financial   Accounting   Standards   Board  issued
     Compensation       Statement of  Financial  Accounting  Standards  No. 123,
                        "Accounting  for  Stock-Based  Compensation"  (FAS  123)
                        which  established  financial  accounting  and reporting
                        standards for stock-based compensation. The new standard
                        defines  a  fair  value  method  of  accounting  for  an
                        employee stock option or similar equity instrument. This
                        statement gives entities the choice between adopting the
                        fair value  method or  continuing  to use the  intrinsic
                        value method  under  Accounting  Principles  Board (APB)
                        Opinion  No.  25 with  footnote  disclosures  of the pro
                        forma effects if the fair value method had been adopted.
                        The   Company   has  opted  for  the  latter   approach.
                        Accordingly,   $184,331  and  $79,772  of   compensation
                        expense has been recognized for the intrinsic value of stock options granted during the periods ended December
                        31, 2001 and 2000, respectively.

                        Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date for awards in 2001 and 2000 consistent with the provisions of FAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:

                                                    December 31,
                                         ------------------------------------
                                                2001             2000
                                         ------------------------------------

           Net loss - as reported         $     (930,031)   $      (523,757)
           Net loss - pro forma           $     (933,471)   $      (524,601)
           Loss per share - as reported   $        (0.40)   $         (0.07)
           Loss per share - pro forma     $        (0.40)   $         (0.07)

                        The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                    December 31,
                                         ------------------------------------
                                                2001             2000
                                         ------------------------------------

           Expected dividend yield         $           -    $             -
           Expected stock price volatility            0%                 0%
           Risk-free interest rate           4.3% - 6.5%        5.7% - 6.7%
           Expected life of options           5-10 years     1.5 - 10 years

--------------------------------------------------------------------------------
                                                                            F-15

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------





8.   Stock-Based        The weighted  average fair value  of options outstanding
     Compensation       during  2001  and  2000 are  $0.13 and  $0.12 per share,
     Continued          respectively.

                        The following table summarizes information about fixed stock options and warrants outstanding at December 31, 2001:

                      Options Outstanding              Options Exercisable
            -------------------------------------------------------------------
                           Weighted
                            Average
               Number      Remaining     Weighted      Number      Weighted
  Range of   Outstanding  Contractual    Average     Exercisable    Average
  Exercise       At          Life        Exercise        At        Exercise
   Prices     12/31/01      (Years)       Price       12/31/01       Price
 ------------------------------------------------------------------------------

    0.001     3,801,280        3.51     $   0.001    1,836,716   $    0.001
     0.10       522,500        3.02          0.01      226,111         0.10
     0.50       290,000        2.09          0.50       85,556         0.50
            -------------------------------------------------------------------

              4,613,780        3.36     $    0.04    2,148,383   $     0.03
            -------------------------------------------------------------------



9.   Recent             The Financial  Accounting  Standards  Board ("FASB") has
     Accounting         issued Statement of Financial  Accounting  Standards No.
     Pronounce-         143,  "Accounting  for  Asset  Retirement  Obligations,"
     ments              which is  applicable to financial  statement  issued for
                        fiscal  years   beginning  after  June  15,  2002.  This
                        Statement addresses  financial  accounting and reporting
                        for  obligations   associated  with  the  retirement  of
                        tangible long-lived assets. The Company anticipates the provision of this Standard will not have a significant effect on the Company's financial position or operating results.


--------------------------------------------------------------------------------
                                                                            F-16

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



9.   Recent             The FASB has  recently  issued  Statement  of  Financial
     Accounting         Accounting   Standards  No.  144,  "Accounting  for  the
     Pronounce-         Impairment of Disposal of Long-Lived  Assets,"  which is
     ments              applicable  to  financial  statements  issued for fiscal
     Continued          years  beginning after December 15, 2001. The FASB's new
                        rules  on  asset  impairment   supercede   Statement  of
                        Financial  Accounting Standards No. 121, "Accounting for
                        the  Impairment of Long-Lived  Assets and for Long-Lived
                        Assets to be Disposed  of," and  portions of  Accounting
                        Principles  Bulletin Opinion 20,  "Reporting the results
                        of   Operations."   This  Standard   provides  a  single
                        accounting model for long-lived assets to be disposed of
                        and  significantly  changes the criteria that would have
                        to  be  met  to  classify  an  asset  as  held-for-sale.
                        Classification   as   held-for-sale   is  an   important
                        distinction  since such assets are not  depreciated  and
                        are  stated  at the  lower of fair  value  and  carrying
                        amount.  This  Standard also  requires  expected  future
                        operating  losses  from  discontinued  operations  to be
                        displayed   in  the  period  in  which  the  losses  are
                        incurred, rather than as of the measurement date as presently required. The provisions of the Standard are not expected to have a significant effect on the Company's financial position or operating results.

                        The FASB has also recently issued Statement of Financial Accounting Standards No. 145, which rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, and rescinds FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers. This Statement amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company anticipates the provisions of this Standard will not have a significant effect on the Company's financial position or operating results.

--------------------------------------------------------------------------------
                                                                            F-17

                                                              CAPTUREQUEST, INC.
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


10.  Subsequent         On March  27,  2002,  the  Company  acquired  all of the
     Events             outstanding  shares of common  stock of Creative  Media,
                        LLC in exchange for 150,000 shares of the Company's common stock. In the transaction the Company acquired property and equipment valued at $180,000.

                        Effective April 10, 2002, all of the Company's outstanding shares of common stock were acquired by Category 5 Technologies, Inc. (Category 5) in exchange for 3,105,769 shares of Category 5 common stock. 1,000,000 of the Category 5 shares are issued but held in escrow, and these shares will be released to the shareholders of the Company upon the Company's achievement of certain operating results for the year ended April 10, 2003.




--------------------------------------------------------------------------------
                                                                            F-18

                         Category 5 Technologies, Inc.
                Pro Forma Combined Condensed Financial Statements
                                   (Unaudited)



         The following unaudited pro forma combined condensed balance sheet as of March 31, 2002 is presented as though the entities had been combined on March 31, 2002 and the unaudited pro forma combined condensed statements of operations for the nine months and year ended March 31, 2002 and June 30, 2001, respectively, are presented as though the entities had been combined since July 1, 2001 and 2000, respectively. These pro forma statements should be read in conjunction with the financial statements and the related notes thereto of Category 5 as of March 31, 2002 and for the nine months then ended March 31, 2002 as filed on Form 10-QSB on May 15, 2002 and as of June 30, 2001 and the transition period of six months then ended as filed in Form 10-KSB/T on October 15, 2001 and the financial statements of CaptureQuest as of December 31, 2001 and 2000 and for the periods then ended, which are included elsewhere in this filing.

         The financial statements aggregate the unaudited balance sheets and unaudited statements of operations of Category 5 and CaptureQuest, as of March 31, 2002 and for the nine months and year ended March 31, 2002 and June 30, 2001, respectively, giving effect to a proposed transaction wherein Category 5 acquires CaptureQuest by Category 5 issuing up to 3,105,769 shares of common stock in exchange for all of the issued and outstanding shares of CaptureQuest common stock. 2,105,769 shares of Category 5 common stock were delivered upon execution of the agreement, and an additional 1,000,000 newly issued restricted shares of Category 5 common stock are held in escrow. The additional 1,000,000 shares of Category 5 common stock are to be released from escrow and delivered to the former shareholders of CaptureQuest upon CaptureQuest's achievement of certain operating results for the twelve months following the acquisition. The following unaudited pro forma combined condensed balance sheet and statements of operations used management assumptions and preliminary allocation of the purchase price and other amounts as described in the notes and the historical financial information available at March 31, 2002. The Category 5 audited financial statements at June 30, 2001 include operations for the six months then ended as it was a transition report. The pro forma results of operations presented herein include the operations for the six months presented at June 30, 2001, plus the operations of Category 5 for the period July 1, 2000 through December 31, 2000. The format and amounts used in these unaudited pro forma combined condensed financial statements are based on those financial statements.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the transaction had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The pro forma adjustments are based on the information and assumptions available as of the date of this filing. The unaudited pro forma combined condensed financial statements do not give effect to any cost savings or synergies, if any, that may result from the integration of Category 5' and CaptureQuest's operations.

                          Category 5 Technologies, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 March 31, 2002



                                                          Category 5      CaptureQuest          Adjustments       Pro Forma
                                                         ------------     ------------          -----------       ----------
Assets
Current Assets
    Cash and cash equivalents                           $    393,794      $   38,848           $         -     $    432,642
    Receivables, net                                               -         186,576                     -          186,576
       Contract, net of allowance of 1,462,636             2,716,324               -                     -        2,716,324
       Trade and barter Transactions                         650,695           2,000                     -          652,695
       Shareholders                                           30,000               -                     -           30,000
       Retainages, net of allowance of 206,894               254,270               -                     -          254,270
       Employees                                               4,790               -                     -            4,790
    Prepaid expenses                                         373,260               -                     -          373,260
    Investments available for sale                                 -          18,000                     -           18,000
    Certificate on deposit                                         -       1,000,000                     -        1,000,000
    Deferred tax asset                                       712,000               -                     -          712,000
                                                         ------------     ------------          -----------       ----------
           Total current assets                            5,135,133       1,245,424                     -        6,380,557

Property and equipment, net                                  790,654         375,145                     -        1,165,799
Goodwill                                                           -               -    1        4,764,500        4,764,500
Intangibles                                                1,571,000               -    1        2,189,800        3,760,800
Contract receivables - long-term, net                      5,432,649               -                     -        5,432,649
Retainage receivables - long-term, net                     1,249,516               -                     -        1,249,516
Deposits and other                                            86,618               -                     -           86,618
Deferred tax asset                                         1,191,000               -                     -        1,191,000
Other assets, net                                                  -          11,282                     -           11,282
                                                         ------------     ------------          -----------       ----------
                                                        $ 15,456,570      $1,631,851           $ 6,954,300     $ 24,042,721

Liabilities and Equity
Current liabilities:
    Line of credit                                         $ 694,715             $ -                   $ -        $ 694,715
    Accounts payable                                         971,696             750                     -          972,446
    Accrued expenses                                         202,499               -                     -          202,499
    Income taxes payable                                   2,687,000               -                     -        2,687,000
    Loan from shareholders                                         -         159,923                     -          159,923
    Capital lease - current portion                                -          94,365                     -           94,365
    Fair value allowance                                     523,776               -                     -          523,776
    Deposit for unissued stock                                     -          15,000                     -           15,000
    Deferred revenue                                          75,846         105,100                     -          180,946
    Convertible notes payable                                766,668               -                     -          766,668
                                                         ------------     ------------          -----------       ----------
           Total current liabilities                       5,922,200         375,138                     -        6,297,338
                                                         ------------     ------------          -----------       ----------

    Capital lease obligation                                       -         136,013                     -          136,013
                                                         ------------     ------------          -----------       ----------
                                                           5,922,200         511,151                     -        6,433,351
                                                         ------------     ------------          -----------       ----------

Equity

    Common stock                                              14,453           4,622    1            3,106           17,559
                                                                                        2           (4,622)
    Additional paid-in capital                             2,532,683       2,753,607    1        8,071,894       10,604,577
                                                                                        2       (2,753,607)
    Retained earnings (accumulated deficit)                6,987,234      (1,637,529)   2        1,637,529        6,987,234
                                                         ------------     ------------          -----------       ----------
           Total equity                                    9,534,370       1,120,700             6,954,300       17,609,370
                                                         ------------     ------------          -----------       ----------
                                                        $ 15,456,570      $1,631,851           $ 6,954,300     $ 24,042,721
                                                        =============     ============          ===========      ===========

                          Category 5 Technologies, Inc.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                      For the 9 Months Ended March 31, 2002

                                                  Category 5     CaptureQuest            Adjustments       Pro Forma
                                                 -------------   --------------          --------------    -------------
Revenues                                          $ 19,344,139   $      835,200          $           -      $ 20,179,339
Cost of sales                                       11,072,387          195,427                      -        11,267,814
                                                 -------------   --------------          --------------    -------------
          Gross profit                               8,271,752          639,774                      -         8,911,526

Selling, general and administrative exp              5,454,898        1,776,767                      -         7,231,665
Amortization expense                                         -                -      3         821,000           821,000
                                                 -------------   --------------          --------------    -------------

          Income (loss) from operations              2,816,854       (1,136,994)              (821,000)        1,679,860

Other income:
    Interest income (expense)                         (108,690)          (6,657)                     -          (115,347)
    Other                                                    -          (42,320)                     -           (42,320)
                                                 -------------   --------------          --------------    -------------
                                                      (108,690)         (48,977)                     -          (157,667)
                                                 -------------   --------------          --------------    -------------

          Income (loss) before income taxes          2,708,164       (1,185,970)              (821,000)          701,194

(Provision) benefit for income taxes
    Current                                         (1,997,000)               -      5       1,483,000          (514,000)
    Deferred                                         1,073,000                -      5        (797,000)          276,000
                                                 -------------   --------------          --------------    -------------
                                                      (924,000)               -                686,000          (238,000)
                                                 -------------   --------------          --------------    -------------
          Net income (loss)                        $ 1,784,164   $   (1,185,970)         $    (135,000)     $    463,194
                                                 =============   ==============          ==============    =============
Weighted average shares
    Basic                                           12,259,000        2,378,000                               15,365,000
    Diluted                                         15,147,000        2,378,000                               18,254,000
                                                 -------------   --------------                            -------------
Earnings (loss) per share
    Basic                                               $ 0.15          $ (0.50)                                  $ 0.03
                                                 =============   ==============                            =============
    Diluted                                             $ 0.12          $ (0.50)                                  $ 0.03
                                                 =============   ==============                            =============

                          Category 5 Technologies, Inc.
         Unaudited Pro Forma Combined Condensed Statement of Operations
                        For the Year Ended June 30, 2001


                                                   Category 5     CaptureQuest           Adjustments         Pro Forma
                                                 -------------   --------------          --------------    -------------

Revenues                                         $ 17,784,792    $     367,648           $          -      $  18,152,440
Cost of sales                                       7,777,857           55,786                      -          7,833,643
                                                 -------------   --------------          --------------    -------------
          Gross profit                             10,006,935          311,862                      -         10,318,797

Selling, general and administrative expense         5,275,221          897,267                      -          6,172,488
Amortization expense                                        -                -     3        1,095,000          1,095,000
                                                 -------------   --------------          --------------    -------------
          Income (loss) from operations             4,731,714         (585,405)            (1,095,000)         3,051,309

Other income:

    Interest income (expense)                          (1,674)         (15,127)                     -            (16,801)
    Other                                               4,271           (1,835)                     -              2,436
                                                 -------------   --------------          --------------    -------------
                                                        2,597          (16,962)                     -            (14,365)
                                                 -------------   --------------          --------------    -------------
          Income (loss) before income taxes         4,734,311         (602,367)            (1,095,000)         3,036,944

(Provision) benefit for income taxes
    Current                                          (690,000)               -     4         (373,000)        (1,063,000)
    Deferred                                          830,000                -     4         (830,000)                 -
                                                 -------------   --------------          --------------    -------------
                                                      140,000                -             (1,203,000)        (1,063,000)
                                                 -------------   --------------          --------------    -------------
          Net income (loss)                      $  4,874,311    $    (602,367)          $ (2,298,000)     $   1,973,944
                                                 =============   ==============          ==============    =============
Weighted average shares
    Basic                                           9,212,000        2,804,000                                12,318,000
    Diluted                                        10,166,000        2,804,000                                13,272,000
                                                 -------------   --------------                            -------------
Earnings (loss) per share
    Basic                                              $ 0.53          $ (0.21)                                   $ 0.16
                                                 =============   ==============                            =============
    Diluted                                            $ 0.48          $ (0.21)                                   $ 0.15
                                                 =============   ==============                            =============

    Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Category 5 entered into a Stock Purchase and Exchange Agreement with CaptureQuest effective April 10, 2002, wherein Category 5 issued up to 3,105,769 shares of common stock to the stockholders of CaptureQuest in exchange for all of the issued and outstanding shares of CaptureQuest common stock. The total purchase price and the allocation of such purchase price is preliminary based on management's estimates.

The unaudited pro forma combined condensed balance sheet as of March 31, 2002 has been prepared assuming that Category 5 issued the entire 3,105,769 shares of common stock to the stockholders of CaptureQuest. 2,105,769 shares of Category 5 common stock were delivered upon execution of the agreement, and an additional 1,000,000 newly issued restricted shares of Category 5 common stock are held in escrow. The additional 1,000,000 shares of Category 5 common stock are to be released from escrow and delivered to the former shareholders of CaptureQuest upon CaptureQuest's achievement of certain operating results for the twelve months following the acquisition. If the 1,000,000 shares of Category 5 common stock are not released from escrow, then goodwill would be decreased by $2,600,000, common stock would be decreased by $1,000 and additional paid-in capital would be reduced by $2,599,000 at March 31, 2002.

The adjustments to the unaudited pro forma combined condensed balance sheet assume the acquisition occurred on March 31, 2002. The adjustments to the unaudited pro forma combined condensed statements of operations for the nine months and year ended March 31, 2002 and June 30, 2001, respectively, assume the acquisition occurred on July 1, 2001 and 2000, respectively.

         1 Adjustments to record the acquisition wherein Category 5 issues up to 3,105,769 shares of common stock for all of the issued and outstanding shares of CaptureQuest. The excess of the consideration over CaptureQuest's equity results in tentatively identifiable intangible assets related to non-compete agreements of $2,189,800 and goodwill of $4,764,500. The stock price used is the average closing price over the five trading day period around the effective date of the agreement.

              Value of shares issued                               $  8,075,000
              CaptureQuest equity acquired                           (1,120,700)
                                                                   -------------
              Total intangible assets                              $  6,954,300
                                                                   -------------

              Identifiable intangible assets                       $  2,189,800
              Goodwill                                                4,764,500
                                                                   -------------
              Total intangible assets                              $  6,954,300
                                                                   -------------

         2    Adjustment to eliminate the equity of CaptureQuest.

         3 Adjustment to record amortization of the identifiable intangible assets based on a two-year life, the term of the associated non-compete agreements, of $821,000 and $1,095,000 for the nine months and year ended March 31, 2002 and June 30, 2001, respectively.

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

         4 Adjustment to record income taxes as if the combined entity had been a C corporation for the year ended June 30, 2001.

         5 Adjustment to record income taxes as if the entity had been combined for the nine months ended March 31, 2002.

Earnings/Loss Per Share

         Basic earnings (loss) per share is computed by dividing income (loss) from continuing operations available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of shares determined for the basic computations plus common stock equivalents.



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